Securities and Exchange Commission 100 F Street, N. E. Washington, DC 20549 Commissioners:

We have read the statements made by ICON Funds (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 77K of Form N -SAR as part of the Form N -SAR of ICON Funds dated November 29, 2016. We agree with the statements concerning our Firm in such Form N -SAR.

Very truly yours,

PricewaterhouseCoopers LLP, 1900 Sixteenth Street, Suite 1600, Denver, CO 80202

T:	(720) 931 7000, F: (720) 931 7100, www.pwc.com/us